Exhibit 99.1

Parker Drilling Announces Agreement on Comprehensive Restructuring to Significantly Reduce Debt, and Obtain Access to Significant Capital Commitments

Company Files Voluntary Pre-Arranged Chapter 11 Plan of Reorganization

Strengthened Financial Foundation to Position Parker to Better Take Advantage of Opportunities

Customers and Employees Expected to See No Interruptions; Trade Creditors Anticipated to be Paid in Full in the Ordinary Course of Business

HOUSTON, Dec. 12, 2018 /PRNewswire/ — Parker Drilling Company (NYSE: PKD) today announced that it and its material U.S. subsidiaries (collectively, “Parker” or the “Company”) have entered into a restructuring support agreement (“RSA”) with holders (the “Consenting Stakeholders”) of the Company’s securities, including a significant amount of its 7.50% Senior Notes due 2020 and 6.75% Senior Notes due 2022 (collectively, the “Notes”), outstanding preferred stock and outstanding common stock. The transaction contemplated under the RSA is expected to strengthen the Company’s financial foundation and position it to capitalize on further opportunities in the market.

To implement the terms of the RSA, Parker has voluntarily filed for Chapter 11 protection in the U.S. Bankruptcy Court for the Southern District of Texas. Parker’s non-U.S. subsidiaries and certain U.S. subsidiaries are excluded from the filing and will not be affected. Parker intends to seek confirmation of a pre-arranged Plan of Reorganization (“Plan”). Importantly, members of the Consenting Stakeholders have indicated their support for the proposed Plan.

The Company anticipates that its cash flow and existing liquidity will be sufficient to support global operations during this period and has further augmented liquidity with access to $50 million in debtor-in-possession (“DIP”) financing. The lenders under the DIP financing have also committed to fund an exit facility of $50 million, which amount may be increased following emergence.

The Company’s proposed Plan, which is subject to Court approval, reduces approximately two-thirds of funded debt and injects $95 million of new, fully committed equity capital through a backstopped rights offering. It also contemplates the issuance of a new $210 million Second-Lien Term Loan due 2024 to satisfy the remaining existing Notes. Current preferred equity holders, as well as common equity holders if the class votes to approve the Plan, will receive reorganized equity and warrants.

Importantly, the Plan and requested first day relief contemplate that vendors and other unsecured creditors who continue to work with the company on existing terms will be paid in full and in the ordinary course of business. All existing customer and vendor contracts are expected to remain in place and be serviced in the ordinary course of business.

“Our operational results have continued to improve this year, and we anticipate new opportunities for profitable growth across our drilling and rental tools businesses. The steps we are announcing today will ensure that we have the appropriate capital structure to take advantage of these opportunities to strategically grow our assets, our global footprint, and our suite of products and services,” said Gary Rich, Chairman, President and Chief Executive Officer. “We are confident that by resolving our legacy balance sheet issues, we will enable Parker to continue executing a strategy to build greater scale in core markets and expand strategic offerings, such as our U.S. Well Services, while strengthening our drilling and rental tools businesses. We expect these efforts to drive additional efficiencies while providing greater flexibility and more options for customers over the long term.

“Throughout this process, our firm commitment remains to provide our customers with safe, reliable and efficient operations, as always. Customers should see no changes to our products and services, and we appreciate their continued support while we complete this restructuring,” Rich continued. “I also want to thank our suppliers, whose partnership will remain vital during and after this process. We have worked closely with the Consenting Stakeholders and appreciate their clear commitment to the long-term success of the business.

“Finally, on behalf of the entire Board of Directors, I want to extend my sincere thanks to our talented employees, whose commitment to serving our customers with operational excellence and integrity has not waivered, despite a prolonged industry downturn. I am confident that the strength of our complementary business lines, combined with a solid financial platform, will position Parker to lead the industry as market conditions improve,” Rich concluded.

The Company intends to continue to pay employee wages and benefits as usual, and to pay trade creditors in full and in the ordinary course of business. Employees, customers and vendors should see minimal interruption through this process.

The existing management team is expected to remain in place, and the Company expects to complete the restructuring process in the first quarter of 2019.

Kirkland & Ellis LLP is serving as legal advisor to Parker in connection with the restructuring. Moelis & Company is serving as Parker’s investment banker, and Alvarez & Marsal is serving as its financial advisor. Akin Gump Strauss Hauer & Feld LLP is serving as legal advisor to the Consenting Stakeholders, and Houlihan Lokey is serving as financial advisor to the Consenting Stakeholders.

Additional information about the restructuring can be found at https://cases.primeclerk.com/parkerdrilling or toll-free number, +1.855.631.5345, or +1.347.338.6451 internationally. In addition, the RSA, Plan and associated materials are included on a Current Report on Form 8-K filed with the Securities and Exchange Commission today.

Cautionary Statement

If the Company fails to comply with the continued listing standards of the NYSE, including a failure to maintain an average market capitalization of at least $15 million over a 30 trading-day period, the NYSE may immediately suspend trading and commence delisting of the Company’s common shares. Upon any such suspension and delisting, the Company expects that its common shares will begin trading on the OTC Pink, which is operated by OTC Markets Group Inc.

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act and the Exchange Act. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results, the Company’s financial position, and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Parker Drilling

Parker Drilling provides drilling services and rental tools to the energy industry. The Company’s Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling’s barge rig fleet and in select U.S. and international markets and harsh environment regions utilizing Parker-owned and customer-owned equipment. The Company’s Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company’s website at www.parkerdrilling.com.

Contact:

Nick Henley

Director, Investor Relations

(+1) (281) 406-2082

nick.henley@parkerdrilling.com